UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2025

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
 Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 25, 2025, the Board of Directors of Unisys Corporation (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Amended & Restated Bylaws”) to remove the provision specifying that an officer’s term of office shall terminate following the attainment of the age of 65 and to conform the Amended & Restated Bylaws to the terms of the Charter (as defined below).

On November 25, 2025, the Company filed with the Delaware Secretary of State a Certificate of Correction (“Certificate of Correction”) to correct its Amended & Restated Certificate of Incorporation (the “Charter”) after determining an incorrect version of the Charter was previously filed on May 9, 2025 due to an administrative error.

A marked copy of the Certificate of Correction and a copy of the Amended & Restated Bylaws are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Correction of the Amended & Restated Certificate of Incorporation of Unisys Corporation, effective as of November 25, 2025 (marked to show changes)
3.2	Amended & Restated Bylaws of Unisys Corporation, effective as of November 25, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: November 28, 2025	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer